SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): January 5, 2006



                        PARADIGM MEDICAL INDUSTRIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in this Charter)



        Delaware                      0-28498                    87-0459536
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


    2355 South 1070 West, Salt Lake City, Utah                       84119
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     (Address of principal executive offices)                      (Zip Code)



       Registrant's Telephone Number, Including Area Code: (801) 977-8970
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                                 Does Not Apply
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.02.  Departure of Principal Officer; Appointment of Principal Officer.

         The Board of Directors of Paradigm Medical Industries, Inc. (the "Company") has appointed Raymond P.L. Cannefax as President and Chief Executive Officer of the Company. He replaces John Y. Yoon who left the Company to pursue other opportunities. Mr. Cannefax, age 57, previously served as the Company's Vice President of Sales and Marketing from January 2003 to May 2005. He has 25 years experience in sales, marketing, and corporate management. Mr. Cannefax recently served as Vice President-Asia/Pacific Region for Escalon Medical/Sonomed, Inc., a maker of ophthalmic ultrasound products. During his career, Mr. Cannefax served as Vice President of Business Development at Vermax, Inc., a privately-owned, leading supplier of products for the hospitality industry. He also served in various sales, marketing and management positions at Sprint Communications Corp. In 1994, Mr. Cannefax founded and served as President and Chief Executive Officer of Apollo Telecom, Inc., an international telecommunications company, which he sold in 1996.

         The Company has entered into an employment agreement with Mr. Cannefax, which commenced on January 5, 2006 and expires on January 5, 2007. The employment agreement requires Mr. Cannefax to devote substantially all of his working time as the Company's President and Chief Executive Officer, providing that he may be terminated for "cause" as provided in the agreement. The employment agreement provides for the payment of an initial base salary of $125,000, effective as of January 5, 2006. The employment agreement also provides for salary increases and bonuses as shall be determined at the discretion of the Board of Directors. The employment agreement further provides for the issuance of stock options to purchase 4,500,000 shares of the Company's Common Stock at $.01 per share. The options vest in 12 equal monthly installments of 375,000 shares, beginning on February 5, 2006 until such shares are vested. In the event of a change of control of the Company (as defined in the agreement), all outstanding stock options granted to Mr. Cannefax shall be immediately vested.

ITEM 9.01.  Financial Statements and Exhibits.

         (c)  Exhibits

                  10.1.    Employment Agreement with Raymond P.L. Cannefax.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PARADIGM MEDICAL INDUSTRIES, INC.
                                     (Registrant)



Date: January 17, 2006.              By: /s/ Raymond P.L. Cannefax
                                         -------------------------
                                           Raymond P.L. Cannefax
                                           President and Chief Executive Officer



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